 Exhibit 99.1

INmune Bio Provides Update Regarding Global Alzheimer’s Phase II Clinical Trial and Clinical Hold Issued by the United States FDA

Enrollment in the Company’s Phase II study using XProTM to treat patients with Alzheimer’s Disease with neuroinflammation is accelerating in sites outside the US and the Company is maintaining its timeline to successfully conclude the trial.

In the US, the previously identified clinical hold issues have been successfully addressed however the Phase II study remains on clinical hold pending additional information on long-term stability which the Company will provide before the end of 2023.

Boca Raton, Florida, Dec. 18, 2023 (GLOBE NEWSWIRE) --  INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company targeting microglial activation and neuroinflammation as a cause of Alzheimer’s disease (AD) with XProTM (XPro1595; pegipanermin), a dominant-negative inhibitor of soluble TNF, is on track to complete enrollment of its Phase II clinical trial in patients with early Alzheimer’s Disease and biomarkers of inflammation in 2024. The Company received notification by the FDA that the US Phase II trial remains on full clinical hold pending a request for additional information on long-term potency.

The request came following the most recent submission to the FDA that showed a possible increase in the long-term potency of XProTM. The Company will provide clarification to the FDA in a response before the end of the year that it believes will resolve the remaining questions. “We remain discussion with the FDA regarding the clinical hold,” said RJ Tesi, CEO of INmune Bio. “The hold will not impact our progress in completing the Phase II AD study on schedule, as our patient recruitment projections are solely reliant on sites outside of the US.”

The trial is open in Australia, Canada, the United Kingdom, Poland, France, Spain and is expected to open soon in several additional EU countries. To date, the FDA remains the only regulatory agency to put the Phase II clinical trial on hold.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. XProTM is in a blinded randomized placebo controlled clinical trial to treat Early Alzheimer’s disease in patients with biomarkers of neuroinflammation. The Natural Killer Cell Priming Platform, INKmune™, primes patient’s NK cells to eliminate minimal residual disease in patients with cancer. INKmune is in early phase clinical trials in MDS/AML and metastatic Castration Resistant Prostate Cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720
info@inmunebio.com

Investor Contact:

Jason Nelson
Core IR
(516) 842-9614 x-823